SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------

                            WASHINGTON, D.C. 20549
                            ----------------------

                                 SCHEDULE 14A

                                 RULE 14A-101
                                 ------------


                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
1934


                             FILED BY REGISTRANT /x/
                      FILED BY PARTY OTHER THAN REGISTRANT

                             CHECK THE APPROPRIATE BOX:
                        / /  PRELIMINARY PROXY STATEMENT
                        /x/  DEFINITIVE PROXY STATEMENT
                        / /  DEFINITIVE ADDITIONAL MATERIALS

      / / SOLICITING MATERIAL PURSUANT TO RULE 14-11 (C) OR RULE 14A-12

                                 CACHE INC.
               ------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                 CACHE INC.
                  ------------------------------------------
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)


-----------------------------

Payment of filing fee (Check the appropriate box);
/ / $125 per Exchange Act Rules 0-11(c) (1) (ii). 14a-6(i) (1) or 14-6(j) (2)

/ / $500 per each party to the controversy pursuant of Exchange Act Rule
    14a-6(i) (3)

/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

    1.  Title of each class of securities to which transaction applies:

    2.  Aggregate number of securities to which transaction applies:

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

    4.  Proposed maximum aggregate value of transaction:
           (1) Set forth the amount on which the filing is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of filing.

                                CACHE, INC.
                               1460 Broadway
                         New York, New York  10036
                              (212) 575-3200




                                                  September 30, 2003



Dear Shareholder:

	On behalf of the officers and directors of the Company, you are cordially invited to attend the Cache, Inc. Annual Meeting of Shareholders to be held at 10:00 a.m. on Tuesday, November 11, 2003, at our headquarters, 1440 Broadway, 5th Floor, New York, New York.

	The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals (i) to elect six named nominees as directors, (ii) to consider and act upon a proposal to approve the Company's 2003 Stock Option and Performance Incentive Plan and
(iii) to ratify the appointment of KPMG LLP, certified public accountants, as Cache's auditors for the fiscal year ending December 27, 2003.

	The Board of Directors unanimously recommends that shareholders vote in favor of each proposal. We strongly encourage all shareholders to participate by voting their shares by Proxy whether or not they plan to attend the meeting. Please sign, date and mail the enclosed Proxy as soon as possible. If you do attend the Annual Meeting, you may still vote in person.




                                                  Sincerely,

                                                  /s/ Brian Woolf
                                                  ---------------------
                                                  Brian Woolf
                                                  Chairman of the Board

                                  CACHE, INC.
                                 1460 Broadway
                            New York, New York  10036
                              ___________________


                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 11, 2003
                             ____________________



TO THE SHAREHOLDERS:

	The Annual Meeting of the Shareholders of Cache, Inc. will be held on Tuesday, November 11, 2003 at 10:00 a.m. local time, at our headquarters, 1440 Broadway, 5th Floor, New York, New York, 10018, for the purpose of considering and acting upon the following proposals as set forth in the accompanying Proxy
Statement:

             1. To elect six named nominees as Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

             2. To consider and act upon a proposal to approve the Company's
                2003 Stock Option and Performance Incentive Plan.

             3. To ratify the appointment of KPMG LLP, certified public accountants, as auditors of the Company for the fiscal year ending December 27, 2003.

             4. To transact such other business as may properly come before the
                Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on September 12, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

        Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed Proxy and return it promptly to the Company in the return envelope enclosed for your use, which requires no postage if mailed in the United States. You may revoke your Proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation bearing a later date than the Proxy, by duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company, or by attending and voting at the Annual Meeting.

        You are cordially invited to attend.

			By Order of the Board of Directors,


                                              /s/ Victor J. Coster
                                              --------------------
                                              VICTOR J. COSTER
                                              Secretary
September 30, 2003

                                 CACHE, INC.
                                1460 Broadway
                         New York, New York  10036
                               _______________

                               PROXY STATEMENT
                               _______________


	Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of Proxy for such meeting solicited by the Board of Directors. The Board of Directors has fixed the close of business on September 12, 2003 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock present in person, or represented by proxy, will constitute a quorum at the meeting. This Proxy Statement and the enclosed Proxy are being sent to the shareholders of the Company on or about September 30, 2003.

	Only shareholders of record at the close of business on September 12, 2003 will be entitled to vote at the Annual Meeting. At the close of business on such record date the Company had outstanding 9,949,650 shares of Common Stock, par value $.01 per share ("Common Stock"). No other class of voting security of the Company is issued and outstanding. Each share of Common Stock entitles the holder to one vote. Shareholders do not have cumulative voting rights.

	As of September 30, 2003, Messrs. Andrew and Joseph Saul and certain Saul family trusts (sometimes collectively referred to herein as the "Sauls") owned of record an aggregate of 3,664,128 shares of Common Stock, representing approximately 36.8% of the outstanding shares of Common Stock. See "Principal Shareholders and Share Ownership by Management." The Sauls intend to vote their Common Stock in favor of Proposals 1, 2 and 3.

	A Proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the Proxy, (ii) duly executing a subsequent Proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a Proxy). With respect to Proposal 1, unless authority to vote for all Directors or any individual Director is withheld, all the shares represented by the Proxy will be voted for the election of Directors as set forth in the Proxy Statement. Where a shareholder has specified a vote for or against Proposal 2, 3 or 4, such Proxy will be voted as specified; if no direction is given, all the shares represented by the Proxy will be voted in favor of the Proposal.

        Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to vote "for," "against" or "abstain" on one or more of the proposals, or to withhold authority to vote for one or more of the Company's nominees for director. Florida law requires the presence of a quorum for the annual meeting, defined as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached. Broker-dealer non-votes, which are defined in the third paragraph below, are not counted for quorum purposes.

	Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholder approval: (1) the election of directors; (2) the approval of the Company's 2003 Stock Option and Performance Incentive Plan ("the 2003 Plan"); and (3) the ratification of auditors. Director nominees must receive a plurality of the votes cast at the meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the meeting. In order to pass, each of the proposals to approve the 2003 Plan and to ratify the Company's auditors must be approved by a majority of the votes cast on such matter. Abstentions are not counted in determining the number of votes cast in connection with the approval of the 2003 Plan or the ratification of auditors.

	Brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors, the approval of the 2003 Plan and ratification of auditors. Under applicable law, a broker non-vote will have no effect on the outcome of the election of directors, the approval of the 2003 Plan or the ratification of auditors.

	The cost of soliciting Proxies will be paid by the Company, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Company's stock.

	THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER
UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS BUT INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FOR THE FISCAL YEAR ENDED DECEMBER 28, 2002 AND/OR A COPY OF ANY OF THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q OR CURRENT REPORTS ON FORM 8-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO: VICTOR COSTER, SECRETARY, CACHE, INC., 1460 BROADWAY, NEW YORK, NEW YORK 10036.


        IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING,

               PLEASE SIGN, DATE AND MAIL THE PROXY PROMPTLY.

                             ELECTION OF DIRECTORS

                                 (Proposal 1)


	The Board of Directors of the Company presently consists of the following six members: Messrs. Andrew M. Saul, Joseph E. Saul, Brian Woolf, Thomas E. Reinckens, Morton J. Schrader and Arthur S. Mintz, each of whom is a nominee for re-election.

	Unless authority to vote on the election of all Directors or any individual Director is specifically withheld by appropriate designation on the face of the Proxy, the persons named in the accompanying Proxy will nominate as Directors, and vote such Proxy for the election as Directors of, the persons named below. If elected, such persons will serve as Directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

	Management does not contemplate that any of the nominees for Director will be unable to serve, but if such a situation should arise, the persons named in the accompanying Proxy will nominate and vote for the election of such other person or persons as the Board of Directors may recommend.


                                   NOMINEES FOR DIRECTORS

                                                                    Director
Name                    Age     Principal Occupation                Since
----------------------  ---     ------------------------------      --------

Brian Woolf ..........   54     Chairman of the Board and             2000
                                  Chief Executive Officer  (1)

Thomas E. Reinckens...   49     President, Chief Operating            1993
                                  Officer  (2)

Arthur S. Mintz.......   58     President, Bees & Jam, Inc.(3)        2002

Andrew M. Saul .......   56     Partner, Saul Partners  (4)           1986

Joseph E. Saul .......   83     Partner, Saul Partners  (5)           1986

Morton J. Schrader ...   71     Real Estate Broker  (6)               1989

___________________________________

  (1) Mr. Woolf has served as our Chief Executive Officer and Chairman of the Board since October 2000. From March 1999 to October 2000, Mr. Woolf served as Vice President and General Merchandise Manager for the Limited. From 1995 to March 1999, Mr. Woolf served as Senior Vice President and General Merchandise Manager for Caldor.

  (2) Mr. Reinckens has served as our President and Chief Operating Officer since October 2000 and as director since February 1993. Mr. Reinckens joined our company in February 1987 and has held various positions throughout his tenure, most recently serving as Chief Financial Officer from November 1989 to October 2000 and Executive Vice President from September 1995 to October 2000.

  (3) Mr. Mintz has served as one of our directors since September 2002. Mr. Mintz has served as the President of Bees & Jam, Inc., an apparel manufacturer, since 1971.

  (4) Mr. Saul has served as one of our directors since 1986. Mr. Saul also served as our Chairman of the Board from February 1993 to October 2000. Mr. Saul is a partner in Saul Partners, an investment partnership, a position he has held since 1986. He is the son of Joseph E. Saul.

  (5) Mr. Saul has served as one of our directors since 1986. Mr. Saul is a partner in Saul Partners, a position he has held since 1986. He is the father of Andrew M. Saul.

  (6) Mr. Schrader has served as one of our directors since 1989. Mr. Schrader was the President of Abe Schrader Corp., a manufacturer of women's apparel, from 1968 through March 1989. Since 1989, he has been active as a real estate broker.



              COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

        During the year ended December 28, 2002 ("Fiscal 2002"), the Board of Directors held four meetings. Each Director attended all of such Board meetings. The Board of Directors has an Audit Committee and a Compensation and Plan Administration Committee of the Board of Directors, established in July 1989, currently consists of Messrs. Andrew Saul, Arthur S. Mintz and Morton J. Schrader. The Audit Committee held six meetings in Fiscal 2002. In September 2002, Mr. Mintz was elected to the Audit Committee to fill the vacancy created by the resignation of Mr. Goldberg.

        Duties of the Audit Committee include meeting with the independent accountants and certain personnel of the Company to discuss the planned scope of their examinations, the adequacy of internal controls and financial reporting; reviewing the results of the annual examination of the financial statements and periodic internal audit examinations; reviewing the services and fees of the Company's independent accountants; authorizing special investigations and studies; and performing any other duties or functions deemed appropriate by the Board of Directors.

        The Compensation and Plan Administration Committee was established in July 1991 as the Plan Administration Committee to administer the Company's stock option plans. In May 1993 it was renamed the Compensation and Plan Administration Committee and delegated additional authority to determine the remuneration arrangements for the three most senior executive officers and to review and approve the remuneration arrangements for the Company's other executive officers. It currently consists of Messrs. Andrew M. Saul, Arthur S. Mintz and Morton J. Schrader. The Compensation and Plan Administration Committee met twice in Fiscal 2002. Each member of the Committee attended such Committee meeting. In September 2002, Mr. Mintz was elected to the Compensation and Plan Administration Committee to fill the vacancy created by the resignation of Mr. Goldberg.

                           EXECUTIVE COMPENSATION



Summary Compensation Table


        The following sets forth the compensation earned for the past three years of the Chief Executive Officer and the Company's other two most highly compensated executive officers collectively, the "Named Executive Officers".



                                   ANNUAL                  LONG TERM
                                COMPENSATION          COMPENSATION AWARDS
                             -------------------    ---------------------------
                                                    SECURITIES     ALL OTHER
NAME AND              FISCAL                        UNDERLYING     COMPENSATION
PRINCIPAL POSITION     YEAR   SALARY      BONUS     OPTIONS (#)        (1)
--------------------  ------ ----------  --------   ----------     ------------

BRIAN WOOLF            2002  $449,934    $359,947      45,500        $ 14,014
CHIEF EXECUTIVE        2001   401,857       ---       100,000        $  3,640
OFFICER AND CHAIRMAN   2000    74,203 (2)   ---       300,000            --
OF THE BOARD

THOMAS E. REINCKENS    2002   356,473     285,178      45,500           2,967
PRESIDENT & CHIEF      2001   326,857     250,244        --             2,847
OPERATING OFFICER      2000   284,973       ---        28,125           2,662
AND DIRECTOR

DAVID DESJARDINS       2002   211,539(3)  117,692      35,000             --
EXECUTIVE VICE
PRESIDENT

____________________________


 (1) These amounts consist of insurance premiums paid for life insurance for the benefit of the named executive officers and long-term disability insurance.

 (2) Mr. Woolf became one of our executive officers in October 2000.

 (3) Mr. Desjardins is 41 years old and became one of our executive officers in March 2002.

                 AGGREGATED FISCAL 2002 YEAR-END STOCK OPTION VALUES


                      Number of Securities
                      Underlying Unexercised        Value of Unexercised
                      Stock Options at Fiscal       In-the-Money Stock Options
                      Year-End                      at Fiscal Year-End (1)
                      --------------------------    --------------------------
Name                  Exercisable  Unexercisable    Exercisable  Unexercisable
-------------------   -----------  -------------    -----------  -------------

Brian Woolf             222,750       222,750       $ 2,521,215   $ 2,521,215

Thomas E. Reinckens     147,750        22,750       $ 1,590,028   $   169,715

David Desjardins          8,750        26,250       $    83,563   $   205,688

	Amounts described in the preceding table under the heading "Value of Unexercised In-the-Money Stock Options at Fiscal Year End" are determined by multiplying the number of shares underlying the options by the difference between the last reported per share sale price of our common stock on December 28, 2002 and the per share option exercise prices.



                       STOCK OPTION GRANTS IN LAST FISCAL YEAR

	The following table sets forth information with respect to stock options granted in fiscal 2002 to each of the named executive officers.

                                                                                       Potential
                                                                                    Realizable Value
                                       % of Total                                   At Assumed Annual
                         Number of       Options        Exercise                   Rates of Stock Price
                         Securities    Granted to        or Base                     Appreciation for
<s>                      Underlying   Employees in       Price       Expiration       Option Term (2)
 Name                    Options(1)    Fiscal Year      ($/share)       Date          5%         10%
 -------------------     ----------   ------------      ---------    ----------    ---------- ---------

 Brian Woolf               45,500         24.5%           $ 7.04       4/16/12     $ 88,499   $ 195,559

 Thomas E. Reinckens       45,500         24.5%           $ 7.04       4/16/12       88,499     195,559

 David Desjardins          35,000         18.8%           $ 4.95       3/11/12       47,866     105,771

 __________________________

 (1) These options vest no later than December 31, 2005 but may vest sooner. On December 31, 2002, Mr. Woolf and Mr. Reinckens had vested options totaling 22,750 each, respectively and Mr. Desjardins had vested options totaling 8,750 shares. On each of December 31, 2003 and 2004, another 25% of the shares may vest, to the extent our earnings plan for these years is achieved, based on the following sliding scale:

                                                       Percentage of Original
                                                        Options that Becomes
                                                             Exercisable
                                                       ----------------------

       Percentage of Earnings Plan Achieved               2002     2003/2004
       ----------------------------------------------- ---------   ----------
       Greater than or equal to 90% ..................    50%        25%
       Greater than or equal to 75%, but less than 90%    40%        20%
       Greater than or equal to 60%, but less than 75%    30%        15%
       Less than 60%..................................     0%         0%




 (2) These amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. As required by SEC rules, these gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the options were granted until their expiration dates. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.


Employment Agreements and Change-of-Control Provisions

        In September 2003, we entered into a new employment agreement with Brian Woolf, our Chief Executive Officer and Chairman, which expires January 31, 2007. Under the agreement, Mr. Woolf's annual salary during 2003 is $500,000 and he is eligible to receive annual incremental increases of $75,000 in each of the next three years contingent on the Company's profitability, as defined in the contract. Mr. Woolf is also eligible to participate in the Company's bonus program. The amount of Mr. Woolf's bonus is based on our achieving specified pre-tax earnings goals. In addition, under his employment agreement, Mr. Woolf is entitled to a term life insurance policy equal to three times his annual salary, participation in our long-term disability coverage and our other benefits packages. Pursuant to the terms of his new employment agreement, if we terminate Mr. Woolf's employment prior to January 31, 2007 for any reason other than for certain circumstances described therein, then until Mr. Woolf accepts other employment we are required to continue to pay him the full balance of his contract mitigated by future employment. The contract contains a covenant of Mr. Woolf not to solicit employees of Cache for two years and a covenant for Mr. Woolf not to compete with Cache for one year. In addition, if there is a change in control of Cache, as defined in the contract, Mr. Woolf is entitled to an one time payment equal to 18 months of salary.

When he entered into his initial employment agreement with us in October 2000, Mr. Woolf received an option to purchase 300,000 shares of our common stock at an exercise price of $2.59 per share, the then-current market price. This option vests no later than October 2004 but may vest earlier on a sliding scale based on the percentage of our planned earnings that we achieve. On July 25, 2003, Mr. Woolf exercised options to acquire shares of common stock and simultaneously sold those shares as part of the Company's secondary stock offering. As of September 30, 2003, this option was vested as to 50,000 shares. In October 2001, we granted Mr. Woolf an option to purchase an additional 100,000 shares at an exercise price of $3.20 per share, the then-current market price. This option vests no later than December 31, 2004 but may vest earlier based on whether we achieve our planned earnings during 2002, 2003 and 2004. As of September 30, 2003, this option was vested as to 50,000 shares. In April 2002, we granted
Mr. Woolf an option to purchase an additional 45,500 shares at an exercise price of $7.04 per share, the then-current market price. This option vests no later than December 31, 2004 but may vest earlier based on whether we achieve our planned earnings during 2002, 2003 and 2004. As of September 30, 2003, this option was vested as to 22,750 shares.

	All of the options granted under the Company's 2003, 2000 and 1994 Stock Option Plans contain a provision under which the option will become immediately exercisable (the "Accelerated Exercise") with respect to all shares subject to it as follows: (i) except as provided in clause (iii) below, immediately after the first date on which less than 25% of the outstanding Common Stock in the aggregate is beneficially owned (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934) by Andrew M. Saul and Joseph E. Saul, members of their immediate families and one or more trusts established for the benefit of such individuals or members, (ii) immediately prior to the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (iii) immediately prior to the expiration of any tender offer or exchange offer for shares of Common Stock of the Company, where:
(x) all holders of Common Stock are entitled to participate, and (y) the Sauls have agreed (or have announced their intent) to sell such number of their shares of Common Stock as will result in the Sauls beneficially owning less than 25% of the outstanding shares of Common Stock in the aggregate, and (iv) immediately, if 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Company. The Company is required to give appropriate notice so as to permit an optionee to take advantage of the foregoing provisions.


                       REPORT OF THE AUDIT COMMITTEE


	For many years, we have had an Audit Committee composed of two non-management directors along with Mr. Andrew Saul. The two non-management members of the Audit Committee meet the independence and experience requirements of Rule 4200(a)(15) of the NASDAQ Stock Exchange. Mr. Andrew Saul served as Chairman of the Board of Directors of the Company from February 1993 to October 2000. The Board of Directors has determined that his participation on the Audit Committee is in the best interests of the Company and its shareholders due to his understanding of the affairs of the Company and related financial and management expertise. In 2002, the Committee met six times. Our Audit Committee has long followed the substance of the procedures recommended in the report of the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees, sponsored by the major securities markets, issued in February 1999. Thus, when three years ago the SEC and the Exchange adopted new audit committee requirements, no significant changes in the practices of our Audit Committee were required.

During the year 2002, at each of its meetings, the Committee met with the senior members of the Company's financial management team and our independent auditors. The Committee's agenda is established by the meetings with the Company's independent auditors, at which candid discussions of financial management, accounting and internal control issues took place.

In June 2002, the Committee recommended to the Board of Directors to end the engagement of Arthur Andersen LLP ("Arthur Andersen" ) as our independent auditors and to authorize the engagement of KPMG LLP ("KPMG" ) as our independent auditors for the fiscal year ending December 28, 2002.

Arthur Andersen no longer provides service as the Company's principal independent auditor. Arthur Andersen's report on the Company's 2001 financial statements was issued on February 1, 2002, for the Fiscal year ended December 29, 2001.

During the Company's Fiscal years ended December 30, 2000 and December 29, 2001, and the subsequent interim period through June 12, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports of Arthur Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 30, 2000 and December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The Committee reviews with the Company's financial managers and the independent auditor's overall audit scopes and plans, the results of external audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

        Management has reviewed the audited financial statements in the Annual Report with the Audit Committee including a discussion of the quality and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee have asked whether statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

        In its meetings with representatives of the independent auditors, the Committee asks them to address, and discuss their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

        - Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

        - Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles, and SEC disclosure requirements?

        - Based on the auditors' experience, and their knowledge of the Company, has the company implemented internal controls and internal audit procedures that are appropriate for the Company?

        - The Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

        The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (communication with audit committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the auditors whether the provision of financial information systems design and implementation and other non-audit services provided by them to the Company during 2002 was compatible with the auditors' independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee does not complete its review prior to the Company's public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 28, 2002, for the filing with the Securities and Exchange Commission.

                                           Audit Committee
                                           Andrew M. Saul, Chairman
                                           Morton J. Schrader, Director
                                           Arthur S. Mintz, Director

Compensation of Directors

We compensate two of our non-employee directors for their services to us by participation in our group medical insurance program at an approximate cost to us of $11,500 per individual per year. They currently do not receive cash or equity-based compensation. The third non-employee director receives a director's fee equal to $12,000 per year.

Indemnification of Directors and Executive Officers

Our Articles of Incorporation require us, to the extent permitted by law, to indemnify our directors and officers against any personal liabilities incurred as a result of their positions as directors or officers of our company.

We maintain directors' and officers' insurance providing indemnification for our directors, officers and management employees for liabilities arising as a result of their services to us.

The indemnification provision in our articles of incorporation may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the cost of settlement and damage awards against any of our directors and officers under indemnification provisions. We believe that these indemnification provisions are necessary to attract and retain qualified directors and officers.

Compensation Committee Interlocks and Insider Participation

Our Compensation and Plan Administration Committee consists of Andrew M. Saul, Arthur S. Mintz and Morton J. Schrader. No member of our Compensation and Plan Administration Committee has been an employee of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our board of directors of our compensation committee.

Executive compensation consists generally of two components - base salary and option awards, and sometimes a third component - a discretionary bonus award. The Compensation and Plan Administration Committee (the "Committee"), consisted of Messrs. Andrew M. Saul, Morton J. Schrader and Arthur S. Mintz, during the past year, and administered the Company's option plans pursuant to which option awards are granted, determined the remuneration arrangements for the three most senior executive officers and reviews and approved the remuneration arrangements for the other executive officers of the Company, which arrangements are determined by the Chairman, in accordance with parameters set by the Committee. In September 2002, Arthur S. Mintz was elected to the Compensation and Plan Administration Committee to fill the vacancy created by the resignation of Mr. Goldberg.

This report of the Committee of the Board of Directors addresses the Company's compensation policies for Fiscal 2002 applicable to Cache's executives including the Named Executive Officers.

The Committee's Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report on Executive Compensation by reference, and shall not otherwise be deemed filed under such Acts.

Philosophy

The Cache executive compensation program is designed to attract and retain key executives. Its objectives are to reward executives who contribute to the success of the Company through individual and company performances. Specifically, compensation includes a competitive base salary program and long-term stock option awards. The Company will sometimes grant discretionary bonuses to certain key executive officers with respect to prior contributions as well as to serve as incentives to attract key executives into the Company's employ.

Base Salary

The Company believes a competitive base salary is necessary to retain key management employees. Base salaries are determined based upon a review of an individual's experience and responsibilities, general industry practice and the competitive environment for each position. Annual salary adjustments are determined based upon an individual's performance, the Company's performance, general industry practice and any new duties or responsibilities assumed by the individual during the last year.

Mr. Woolf's base salary of $400,000 was determined by his original employment agreement with the Company, made as of September 29, 2000, which provided for a base salary of $400,000 per annum during that period. In connection with entering into a new employment agreement with Mr. Woolf in September 2003 (described in this proxy statement under "Executive Compensation - Employee Contracts and Change of Control Provisions"), the Compensation and Plan Administration Committee determined Mr. Woolf's base salary amount to be appropriate in light of the competitive environment for his position and his individual management experience. In addition, Mr. Woolf was granted an incentive opportunity under the Company's 2003 Stock Option Plan as described below.

Long-Term Incentives

The Company believes that employee equity ownership is highly motivating, provides a major incentive to employees in building stockholder value, and serves to align the interests of employees with stockholders. Options are based upon the relative position and responsibilities of each executive officer, historical and expected contributions of each officer to the Company, and previous options grants to such executive officers. Options are recommended with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar rank in companies of the Company's industry, geographical location and size.

Cache's stock option programs were designed by the Company as a long-term incentive program, for key executives. The stock option programs have created an incentive for executives to maximize shareholder return, by linking long-term compensation with the valuation of the Company's Common Stock. The stock option plans typically have included initial grants, which have vested from three to five years. Stock options granted under the 2003, 2000 and 1994 Plans are required to have an exercise price at least equal to the fair market value of the Company's common stock at the date of grant. Among other factors considered by the Committee in determining who qualified for stock option grants under the 2003, 2000 and 1994 Plans and the amount of such grants were an executive's business experience and his potential to contribute to the future success of the Company.


Other Compensation

The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees. In addition, the Company provides its executives, including the Named Executive Officers, with term life insurance and additional long-term disability insurance, at the Company's cost.

The foregoing report has been furnished by the Compensation and Plan Administration Committee, consisting of Messrs. Andrew M. Saul, Morton J. Schrader and Arthur S. Mintz.

FIVE-YEAR PERFORMANCE COMPARISON


 	The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock with (i) the cumulative total return of the NASDAQ National Market Index (which tracks the aggregate performance of equity securities of companies traded on the NASDAQ National Market System ("NASDAQ/NMS")) and (ii) the cumulative total return of companies with the same four-digit standard industrial code (SIC) as the Company (SIC Code 5621, titled "Women's Clothing Stores"), over the period from January 1, 1998 to December 31, 2002. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.


The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.



                 COMPARE  5 - YEAR  CUMULATIVE  TOTAL  RETURN
                          AMONG  CACHE  INC.
                 NASDAQ  MARKET  INDEX  AND  SIC  CODE  INDEX


                                       FISCAL YEAR ENDED
                         ------------------------------------------------------
COMPANY/INDEX/MARKET     1997       1998      1999     2000     2001     2002
                         ------------------------------------------------------

CACHE INC.               100.00    160.82    214.43    98.97   118.76   478.34

SIC CODE INDEX           100.00    116.96    154.91   148.57   145.33   128.20

NASDAQ MARKET INDEX      100.00    141.04    248.76   156.35   124.64    86.94



                    ASSUMES  $100  INVESTED  ON  JAN. 1,  1998
                         ASSUMES  DIVIDEND  REINVESTED
                       FISCAL  YEAR  ENDING  DEC. 31,2002

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In November 2000, we loaned $350,000 to Brian Woolf, our Chief Executive Officer and Chairman of the Board. The loan was unsecured and was repaid in full in February 2001. The loan bore an annual interest rate of 6% per annum.

In December 1994, we loaned $170,000 to Roy Smith, formerly an Executive Vice President and director. The loan was payable on demand by us, secured by a pledge of shares of our common stock owned by Mr. Smith, with full recourse against him and bore interest at a rate of 9% per annum. The loan for $170,000 plus accrued interest, was repaid on July 14, 2003.

In December 1994, we loaned $80,000 to Thomas E. Reinckens, our President and Chief Operating Officer and one of our directors. The loan was payable on demand by us, secured by a pledge of shares of our common stock owned by Mr. Reinckens, with full recourse against him and bore interest at a rate of 7% per annum. The loan for $80,000 plus accrued interest, was repaid on July 25, 2003. Additionally, in December 2000, we loaned $121,000 to Mr. Reinckens. This loan was also payable on demand by us, secured by a pledge of shares of our common stock, with full recourse against him and bore interest at the rate of 6% per annum. Mr. Reinckens repaid $50,000 of this loan to us in March 2002 and the remaining balance of $71,000 of this loan, plus accrued interest, was repaid on July 25, 2003. In April 2002, we loaned Mr. Reinckens $260,000, which was repaid by him in June 2002.

        See Also "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

As of September 30, 2003, the Sauls beneficially owned in the aggregate 3,664,128 shares of the Company's outstanding Common Stock, representing approximately 36.8% of the Company's outstanding Common Stock. See "Principal Shareholders and Share Ownership by Management."

                   PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP
                                BY MANAGEMENT


     	The following table sets forth certain information as to the beneficial ownership of the Company's equity securities as of September 30, 2003 by (i) each director or nominee of the Company, (ii) each Named Executive Officer,
(iii) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the beneficial ownership for each person consists of the sole voting and sole investment power with respect to all shares beneficially owned by him. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.


                                                         Percentage of
                                 Number of shares      Outstanding shares
Name and Address                 Of Common Stock        Of Common Stock
-------------------------        ----------------      ------------------

Andrew M. Saul                      3,664,128                36.8%
9 West 57th Street
New York, NY  10019 (1)

Joseph E. Saul                      3,664,128                36.8%
9 West 57th Street
New York, NY  10019 (2)

Norma G. Saul                       3,664,128                36.8%
9 West 57th Street
New York, NY  10019 (3)

Trust f/b/o                           302,594                 3.0%
Jennifer B. Saul
pursuant to Trust
Agreement dated
March 28, 1995
9 West 57th Street
New York, NY  10019 (4)

Trust f/b/o                           302,594                 3.0%
Kimberly E. Saul
  pursuant to Trust
  Agreement dated
  March 28, 1995
9 West 57th Street
New York, NY  10019 (5)

                                                          Percentage of
                                 Number of shares      Outstanding shares
Name and Address                 Of Common Stock         Of Common Stock
-------------------------        ----------------      ------------------

Thomas E. Reinckens (6)               146,469                 1.4%
   Cache Inc.
   1460 Broadway
   New York, NY 10036

Brian Woolf(7)                        122,750                 1.2%
   Cache Inc.
   1460 Broadway
   New York, NY 10036

Morton J. Schrader                     13,000                  *
   200 Park Avenue, 16th Floor
   New York, NY 10166

Arthur S. Mintz                         None                  N/A
   70 West 36th  Street
   New York, NY 10018

David Desjardins (8)                    8,750                  *
   Cache Inc.
   1460 Broadway
   New York, NY  10036

Catherine McNeal                        None                  N/A
   Cache Inc.
   1460 Broadway
   New York, NY  10036

All Current Executive               3,942,097                38.9%
Officers and Directors as a
Group (eight persons)
_______________________________


 * Less than 1% of the outstanding shares of common stock.



 (1) Represents (a) 1,420,232 shares held directly by Andrew Saul, (b) 1,338,496 shares beneficially owned by Joseph Saul, Andrew Saul's father, including 605,188 shares held by two trusts (see Notes 4 and 5 below), (c) 900,400 shares held by Norma Saul, Andrew Saul's mother, and (d) 5,000 shares held by the Andrew Saul Foundation, of which Andrew Saul is a director. All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of the shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

 (2) Represents (a) 733,308 shares held directly by Joseph Saul, (b) 900,400 shares held by Norma Saul, Joseph Saul's wife, (c) 1,425,232 shares beneficially owned by Andrew Saul, Joseph Saul's son (d) 302,594 shares held by the 85 J. Saul Trust, of which Joseph Saul is a trustee, (see Note 4 below) and (e) 302,594 shares held by the 85 K. Saul Trust, of which Joseph Saul is a trustee, (see note 5 below). All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of these shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

 (3) Represents (a) 900,400 shares held directly by Norma Saul, (b) 733,308 shares beneficially owned by Joseph Saul, Norma Saul's husband, (c) 1,425,232 shares held by Andrew Saul, Norma Saul's son (d) 302,594 shares held by the 85 J. Saul Trust, of which Norma Saul is a trustee, (see Note 4 below) and
 (e) 302,594 shares held by the 85 K. Saul Trust, of which Norma Saul is a trustee, (see Note 5 below). All of the foregoing shares are subject to an oral agreement, subject in the case of the trusts to any fiduciary duties of the trustees, to vote and dispose of these shares jointly. The holders of the foregoing shares have filed with the SEC as a "group" within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934. Each of these holders disclaims beneficial ownership of all shares other than those held in his, her or its name.

 (4) Represents 302,594 shares held by the 85 J. Saul Trust pursuant to a Trust Agreement dated March 28, 1985.

 (5) Represents 302,594 shares held by the 85 K. Saul Trust pursuant to a Trust Agreement dated March 28, 1985.

 (6) Includes options to acquire 72,750 shares of our common stock.

 (7) Includes options to acquire 122,750 shares of our common stock.

 (8) Includes options to acquire 8,750 shares of our common stock.

                             PROPOSAL TO APPROVE THE
                2003 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
                                   (PROPOSAL 2)



Introduction

	On July 22, 2003, the Board of Directors of the Company adopted, subject to shareholder approval, the Cache Inc. 2003 Stock Option and Performance Incentive Plan (the "Plan"). The following is a fair summary of the terms of the Plan, which is nevertheless qualified in its entirety by reference to the complete text of the 2003 Plan attached to this Proxy Statement as Appendix A.


Purpose of Plan

	The purpose of the 2003 Plan is to encourage and enable all employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock, and other rights with respect to the Common Stock. Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the 2003 Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries.


Maximum Shares Available

	The maximum aggregate number of shares of Common Stock available for award under the Plan to employees of the Company and its subsidiaries is 900,000; provided, however, that no employee may receive awards of or relating to more than 300,000 shares of Common Stock in the aggregate in any Fiscal year of the Company. The shares of Common Stock available under the 2003 Plan and all awards are subjected to adjustment in certain circumstances as hereinafter described. Shares of Common Stock attributable to lapsed or forfeited awards may become available for subsequent awards under the 2003 Plan.


Administration of the Plan

	A committee of two or more directors (the "Committee") must be designated to administer the 2003 Plan. The Committee must be composed of disinterested directors. The determination of which members of the Board may serve on the Committee will be made in accordance with the requirements of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

	The Committee has the full power in its discretion to grant awards under the 2003 Plan, to determine the terms thereof, to interpret the provisions of the 2003 Plan and take such action as it deems necessary or advisable for the administration of the 2003 Plan. The Board of Directors has authorized its Compensation and Plan Administration Committee to function as the Committee under the 2003 Plan.

Eligibility and Participation

	All employees of the Company and its subsidiaries are generally eligible to receive awards under the 2003 Plan. Approximately 2000 employees of the Company and its subsidiaries are eligible to participate in the 2003 plan; however, the Committee currently expects to select as participants only certain members of senior management (which currently consists of approximately 25 employees). Participation in the 2003 Plan is at the discretion of the Committee and shall be based upon the employee's present and potential contributions to the success of the Company and such other factors as the Committee deems relevant.


Type of Awards Under the Plan

	If approved by the shareholders, the 2003 Plan provides that the Committee may grant awards to employees in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable: (i) incentive stock options ("ISOs") and (ii) nonstatutory stock options ("NSOs").


Grant of Options

	The Committee may award ISOs and/or NSOs to employees (collectively, "Options").


Option Price

	The option price is determined by the Committee at the time of grant.

	The option price per share of Common Stock will not be less than 100% of the market price of the Common Stock on the date of such grant. The last sales price of the Common Stock, as reported on the NASDAQ National Market System on September 30, 2003, was $20.40 per share.


Vesting

	The Committee will determine at the time of grant the terms under which Options shall vest and become exercisable.

Special Limitations on ISOs

	No ISO may be granted to an employee who owns, at the time of the grant, stock representing more than 10% of the total voting power of all classes of stock of the Company or its subsidiaries (a "10% Stockholder") unless the option price for the shares subject to such ISO is at least 110% of the market price on the date of grant and is such ISO award is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by an employee in a given calendar year shall not exceed $100,000, valued as of the date of the ISO's grant. ISOs may not be granted more than ten years after the date the 2003 Plan is approved by the Company's shareholders.


Exercise of Options

	An Option may be exercised in whole or in part in accordance with procedures to be established by the Committee. Common Stock purchased upon the exercise of the Option shall be paid for at the time of purchase. Such payment shall be made in cash or, in the discretion of the Committee, (i) through delivery of shares of Common Stock already owned by the employee (valued at the market price on the date of exercise), (ii) by having the Company withhold from shares of Common Stock otherwise deliverable to the employee (valued at the market price on the date of exercise), or (iii) by a combination of any of the foregoing.


Nontransferability of Option

	Options are not transferable except by will or applicable laws of descent and distribution; however, the Committee may authorize certain transfers to the extent allowable under applicable law.


Expiration of Options

	Options will expire at such time as the Committee determines; however, an ISO may not be exercised more than ten years from the date of grant, unless held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

Effect of Termination of Employment, Disability, Death or Change in Control on Options

	If an employee ceases to be employed by the Company for any reason (other than death or disability), such employee has the right to exercise any vested Options within three months after termination of employment or such longer period as the Committee shall determine. All Options that have been granted to an employee which have not vested as of the date of the employee's termination of employment (other than by death or disability) shall terminate as of such date. The Committee in its sole discretion may cause an Option to be forfeited upon an employee's termination of employment for any of the following reasons: (i) the employee's conviction or plea of guilty nolo contendere to the commission of a felony, (ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Company, (iii) any act of dishonesty resulting or intended to result in gain or personal enrichment at the Company's expense, or (iv) any breach of the employee's fiduciary duties to the Company as an employee or officer.

	In the event the employee's employment is terminated by his death, the designated beneficiary or the employee's personal representatives, heirs or legatees, as applicable, may exercise any date of the employee's death; provided that any ISO shall no longer be treated as an ISO unless exercised within 3 months of the employee's death.

	In the event of the Disability (as defined in the 2003 Plan) of an employee, the employee may exercise any Options (whether or not vested) then held by him until the expiration date of such Options provided that any ISO shall no longer be treated as an ISO within one year in the case of an employee who is "disabled" within the meaning of Section 22 (e) (3) of the Code).

	If so determined by the Committee at the time of grant, any Options may provide that they become immediately exercisable upon a "Change in Control" (defined below) of the Company. The 2003 Plan defines a "Change in Control" as the occurrence of any of the following events: (i) if less than 25% of the outstanding Common Stock in the aggregate is beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by Andrew M. Saul and Joseph E. Saul, members of their immediate families and one or more trusts established for the benefit of such individuals or members, (ii) the sale of the Company substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation or otherwise), (iii) any tender offer or exchange offer for shares of Common Stock in which all holders of Common Stock are entitled to participate and in connection with which the Sauls have agreed to sell such a number of shares of Common Stock as will result in the Sauls beneficially owning less than 25% of the Common Stock outstanding, or (iv) if 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Company.


Adjustment Upon Changes in Capitalization

	The number and class of shares available under the 2003 Plan may be adjusted by the Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. At the time of grant of any Options, the Committee may provide for such adjustments as the Committee shall deem appropriate to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company.

Amendment and Termination

	The Board of Directors may suspend, amend, modify or terminate the 2003 Plan; however, the Company's shareholders must approve any amendment that would
(i) materially increase the aggregate number of shares issuable under the 2003 Plan, (ii) materially increase the benefits accruing to employees under the 2003 plan, or (iii) materially modify the requirements for eligibility to participate in the 2003 Plan.

	Awards granted prior to a termination of the 2003 Plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the 2003 Plan shall adversely affect the rights of an employee in awards previously granted without such employee's consent.


Outstanding Options

	The following table sets forth all grants of ISO and NSOs made under the 2003 Plan to (i) each of the Named Executive Officers, (ii) all executive officers as a group, and (iii) all employees, including all officers who are not executive officers, as a group. All such grants are subject to shareholder approval of the 2003 Plan. In addition, the Company intends to grant Options to members of senior management at a time to be determined. Non-employee members of the Board of Directors are not eligible to participate in the 2003 Plan. Except as set forth below, no grants have been made under the 2003 Plan. Grants under the 2003 Plan are made at the discretion of the Committee; accordingly, future grants under the 2003 Plan are not yet determinable.

        Name of Individual and                                         Exercise
        Position of Number of                      ISO       NSO        Price
         Persons in Group                        Shares    Shares     Per Share
---------------------------------------------    ------    -------    ---------

Brian Woolf ..............                       21,086    228,914      $18.97
(Chairman / Chief Executive Officer)

Thoms E. Reinckens............                   21,086    103,914      $18.97
(Chief Operating Officer/President)

All current executive officers as a group ...    42,172    332,828      $18.97
(2 persons)

All other participating employees as a group.    ---        ---          N/A

Federal Income Tax Consequences

	The following summary is based upon an analysis of the Internal Revenue Code of 1986, as amended (the "Code") as currently in effect, existing laws, judicious decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences and the federal income tax consequences to employees may be either more or less favorable than those described below depending on their particular circumstances.

	Incentive Stock Options. All options that qualify under the rules of
Section 422 of the Code will be entitled to "incentive option" treatment. In general, neither the grant nor the exercise of an ISO granted under the 2003 Plan will result in taxable income to fair market value of the Common Stock acquired upon exercise of an ISO over the option price is included in the "alternative minimum taxable income" of the optionee for the year in which the ISO is exercised and may subject the optionee to increased taxes under the "alternative minimum tax." To receive incentive option treatment, generally, the optionee must not dispose (a "disqualifying disposition") of the Common Stock within two years after the option is granted and must hold the Common Stock itself for at least one year after the transfer of such Common Stock to such optionee.

	If Common Stock acquired pursuant to the exercise of an ISO is disposed of in a disqualifying disposition, any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as (i) ordinary income to the extent of the difference between the exercise price and the lesser of (a) the fair market value of the Common Stock on the date the ISO is exercised or (b) the amount realized on such disqualifying disposition and (ii) short-term or long-term capital gain to the extent of any excess of the amount realized on the disposition over the fair market value of the Common Stock on the date the ISO is exercised. Upon a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income included by the optionee in his income.

	Payment for Common Stock upon the exercise of an ISO may, at the discretion of the Committee, be made in whole or in part with other shares of Common Stock. In such case, if an optionee uses stock acquired pursuant to the exercise of any ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary to receive incentive stock option treatment.

	Nonstatutory Stock Options. Generally, no taxable income will be recognized by the optionee and no deduction will be allowed to the Company upon the grant of an NSO. Upon exercise of an NSO, an optionee generally will recognize an amount of ordinary income and the Company will generally be entitled to a corresponding tax deduction equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price.

	Persons Subject to Liability Under Section 16 (b) of the Exchange Act. Special rules apply under the Code which may delay the timing and alter the amount of income recognized with respect to awards granted to persons subject to liability under the short-swing profits recapture rules of Section 16 (b) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such persons include directors, "officers" for purposes of Section 16 of the Exchange Act and holders of more than 10% of the outstanding Common Stock ("16 (b) Insiders"). Generally, 16 (b) Insiders are subject to such liability for the six-month period after the grant of stock-based awards. Unless a Section 83 (b) Election is made, the computation and the recognition of income by a 16 (b) Insider with respect to an award not otherwise subject to a restriction is deferred until he is no longer subject to suit under Section 16 (b) of the Exchange Act.

	Limitations on the Company's Compensation Deduction. Section 162 (m) of the Code limits the Company's deduction for certain compensation in excess of $1 million paid to the Chief Executive Officer and the four other most highly-compensated officers. Compensation which is "performance-based" is excepted from such deduction limitation. To date, only proposed, and not final, Treasury Regulations have been issued with respect to Section 162 (m) of the Code.

	Although the company intends that awards granted under the 2003 Plan will satisfy the requirements to be considered performance-based for purposes of Section 162 (m) of the Code, there is no assurance such awards will satisfy such requirements, and, accordingly, the Company may be limited by Section 162
(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to awards under the 2003 Plan.

	Change in Control. If all or any portion of an Option becomes immediately exercisable in connection with a Change in Control, such accelerated vesting could be deemed a parachute payment for purposes of the "golden parachute" provisions of Sections 280G and 4999 of the Code, which could result in a non-deductible excise tax for the recipient and in the disallowance of a deduction to the Company.

	Tax Withholding. The Committee may require payment, or withhold payments made by the 2003 Plan, in order to satisfy applicable withholding tax requirements.

Approval of Plan

	Approval of the 2003 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting and entitled to vote. The Sauls intend to vote shares of Common Stock they own in favor of Proposal 2.

	The Board of Directors recommends that shareholders vote their shares FOR approval of the 2003 Plan as described herein.

                        RATIFICATION OF THE APPOINTMENT OF
                                 KPMG AS AUDITORS

                                   (Proposal 3)

      The Board of Directors has appointed the firm of KPMG LLP to examine the financial statements of the Company for the year ending December 27, 2003, subject to ratification by shareholders. KPMG LLP was employed by the Company, as its independent auditors for Fiscal 2002. Shareholders are asked to ratify the action of the Board of Directors in making such appointment.

     The Company, upon recommendation of its Audit Committee, ended the engagement of Arthur Andersen as the Company's independent public accountants, effective June 12, 2002. Arthur Andersen's report on the Company's 2001 financial statements was issued on February 1, 2002, for the Fiscal year ended December 29, 2001.

      During the Company's Fiscal years ended December 30, 2000 and December 29, 2001, and the subsequent interim period through June 12, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

      The audit reports of Arthur Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the fiscal years ended December 30, 2000 and December 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

      The Board of Directors recommends a vote for ratification. The affirmative vote of a majority of the votes cast with respect to this proposal is required for the ratification of the appointment of auditors. The Sauls intend to vote shares of Common Stock they own in favor of Proposal 3.

      Representatives of KPMG LLP will attend the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 29, 2001 and December 28, 2002 by KPMG LLP and Arthur Andersen LLP. KPMG LLP replaced Arthur Andersen LLP during the second quarter of Fiscal 2002.


           Fees              Fiscal 2001         Fiscal 2002
                                Amount              Amount
        ---------------      -----------         -----------

        Audit Fees             $115,000            $121,200

        Audit-Related
        Fees                   $  7,000            $253,920

        Tax Fees               $    --             $   --

        All Other Fees         $ 13,436            $  5,000
                             -----------         -----------

        Total Fees             $135,436            $380,120
                             ===========         ===========


     The Audit Committee of the Board of Directors has considered whether the provision of these services is compatible with maintaining the principal accountants' independence.

Audit fees includes fees for annual audit and reviews of the Company's quarterly reports on Form 10-Q, as well as statutory audits and audits of subsidiaries.

Audit-related fees includes fees for audits of benefit plans and audits related to a potential stock offering.

All other fees includes fees for evaluations and advisory services.

During fiscal 2002, the Audit Committee had a policy to monitor and limit as appropriate non-audit related services performed by our Independent Auditors. The policy required pre-approval by our Chief Operating Officer of any contract for services, other than audit and audit-related services, up to $100,000 and by the Audit Committee for any such contract in excess of $100,000. Effective in fiscal 2003, the Audit Committee further enhanced this policy to require pre-approval of all services performed by the Independent Auditors.

                              OTHER BUSINESS

     Management knows of no business to be brought before the meeting other than Proposals 1, 2 and 3 in the Notice of Annual Meeting. If any other proposals come before the meeting, it is intended that the shares represented by Proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the Proxies.

     Financial statements of the Company, the Company's certified public accountants' report thereon and management's discussion and analysis of the Company's financial condition and results of operations are contained in the Company's 2002 Annual Report to Shareholders, a copy which has been sent to each shareholder of record along with a copy of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or a communication by means of which any solicitation is to be made.



                            SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the next Annual Meeting (to be held in 2004) must be received by the Company on or before May 14, 2004 in order to be included in the Proxy Statement and Proxy for that meeting. The mailing address of the Company for submission of any such proposal is given on the first page of the Proxy Statement.


          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of the Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Commission any Form 3, 4 or 5 in respect of the Company during fiscal 2002.


    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE,
SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE, WHETHER OR NOT THEY EXPECT TO ATTEND THE 2002 ANNUAL MEETING IN PERSON.


				By Order of the Board of Directors,


                                      /s/ Victor J. Coster
                                      --------------------
                                      VICTOR J. COSTER
                                      Secretary

                                  APPENDIX A


                                  CACHE, INC.

              2003 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

                                CACHE INC.

              2003 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

                            TABLE OF CONTENTS
                            -----------------


                                                                 Page
                                                                 ----

        ARTICLE 1.   ESTABLISHMENT AND PURPOSE ................    1

                     1.1     Establishment and Effective Date..    1
                     1.2     Purpose...........................    1

        ARTICLE 2.   AWARDS....................................    1

                     2.1     Form of Awards....................    1
                     2.2     Maximum Shares Available..........    1
                     2.3     Return of Prior Awards............    1

        ARTICLE 3.   ADMINISTRATION............................    2

                     3.1     Committee.........................    2
                     3.2     Powers of the Committee...........    2
                     3.3     Delegation........................    2
                     3.4     Interpretations...................    2
                     3.5     Liability; Indemnification........    2

        ARTICLE 4.   ELIGIBILITY...............................    3

        ARTICLE 5.   STOCK OPTIONS.............................    3

                     5.1     Grant of Options..................    3
                     5.2     Designation as Non-Qualified Stock
                             Option or Incentive Stock Option..    3
                     5.3     Option Price......................    3
                     5.4     Limitation on Amount of Incentive
                             Stock Options.....................    4
                     5.5     Limitation on Time of Grant.......    4
                     5.6     Vesting, Exercise and Payment.....    4
                     5.7     Term..............................    4
                     5.8     Rights as Stockholder.............    4
                     5.9     General Restrictions..............    4

                                                                   Page

        ARTICLE 6.   NONTRANSFERABILITY OF OPTIONS ............     5

        ARTICLE 7.   EFFECT OF TERMINATION OF EMPLOYMENT,
                     DISABILITY, DEATH OR CHANGE IN CONTROL ...     5

                     7.1     General Rule......................     5
                     7.2     Disability........................     5
                     7.3     Death.............................     6
                     7.4     Change in Control.................     6

        ARTICLE 8.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.     7

        ARTICLE 9.   AMENDMENT AND TERMINATION.................     7

        ARTICLE 10.  WRITTEN AGREEMENT.........................     7

        ARTICLE 11.  MISCELLANEOUS PROVISIONS..................     8

                     11.1    Tax Withholding...................     8
                     11.2    Compliance With Section 16(b).....     8
                     11.3    Successors........................     8
                     11.4    General Creditor Status...........     8
                     11.5    No Right to Employment............     8
                     11.6    Other Plans.......................     8
                     11.7    Notices...........................     9
                     11.8    Severability......................     9
                     11.9    Governing Law.....................     9

                               CACHE, INC.

             2003 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN

                               ARTICLE 1.

                       ESTABLISHMENT AND PURPOSE


        1.1     Establishment and Effective Date.  Cache, Inc., a Florida
                ---------------------------------
corporation (the "Corporation"), hereby establishes a stock incentive plan to be known as the "Cache, Inc. 2003 Stock Option and Performance and Incentive Plan" (the "Plan"). The plan shall become effective as of July 22, 2003, subject to the approval of the Corporation's stockholders at the 2003 Annual Meeting of Stockholders. In the event that such stockholder approval is not obtained, any awards made hereunder shall be cancelled and all rights of employees with respect to such awards shall thereupon cease. Upon approval by the Board of Directors of the Corporation (the "Board") and the Board's Compensation and Plan Administration Committee (the "Committee"), awards may be made as provided herein.

        1.2     Purpose.  The purpose of the Plan is to encourage and enable
                --------
key employees (subject to such requirements as may be prescribed by the Committee) of the Corporation and its subsidiaries to acquire a proprietary interest in the Corporation through the ownership of the Corporation's common stock, par value $.01 per share ("Common Stock"), and other rights with respect to the Common Stock. Such ownership will provide such employees with a more direct stake in the future welfare of the Corporation and encourage them to remain with the Corporation and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Corporation and its subsidiaries.


                                    ARTICLE 2.

                                     AWARDS


        2.1     Form of Awards. Awards under the Plan may be granted in any one
                ---------------
or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) non-qualified stock options ("Non-qualified Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Non-qualified Stock Options).

        2.2     Maximum Shares Available.  The maximum aggregate number of
                -------------------------
shares of Common Stock available for award under the Plan is 900,000, subject to adjustment pursuant to Article 8 hereof. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Corporation. In the event that prior to the end of the period during which Options may be granted under the Plan, any Options under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised in whole or in part for any reason, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares shall be available for subsequent awards under the Plan, upon such terms as the Committee may determine.

        2.3     Return of Prior Awards.  As a condition to any subsequent award,
                -----------------------
the Committee shall have the right, at its discretion, to require employees to return to the Corporation awards previously granted under the Plan. Subject to the provisions of the Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted.

                                    ARTICLE 3.

                                 ADMINISTRATION


        3.1     Committee.  Awards shall be determined, and the Plan shall be
                ----------
administered by the Committee as appointed from time to time by the Board, which Committee shall consist of not less than two (2) members of the Board. Except as permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Act"), and by Section 162 (m) of the Code (or regulations promulgated thereunder), no member of the Board may serve on the Committee if such member: (i) is or has been granted or awarded stock, stock options, stock appreciation rights or any other equity security or derivative security of the Corporation or any of its affiliates pursuant to the Plan or any other plan of the Corporation or its affiliates either while serving on the Committee or during the one year period prior to being appointed to the Committee: or
(ii) is an employee or former employee of the Corporation.

        3.2     Powers of the Committee.  Subject to the express provisions of
                ------------------------
the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Non-qualified Stock Options; and (viii) to determine the employees to whom, and the time or times at which Options shall be granted.

        3.3     Delegation.  The Committee may delegate to one or more of its
                -----------
members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation would cause the Plan to fail to comply with the "disinterested administration" rules under Section 16 of the Act. The Committee may also employ attorneys, consultants, accountants, or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

        3.4     Interpretations.  The Committee shall have the sole
                ----------------
discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary and advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Corporation, all employees who have received awards under the Plan and all other interested persons.

        3.5     Liability; Indemnification.  No member of the Committee, nor any
                ---------------------------
person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Corporation with respect to any liability he or she may incur with respect to any such action, interpretation, or determination, to the extent permitted by applicable law and to the extent provided in the Corporation's Articles of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Corporation.

                                      ARTICLE 4.

                                     ELIGIBILITY


        Awards may be made to all employees of the Corporation or any of its subsidiaries (subject to such requirements as may be prescribed by the Committee); provided, however, that no employee may receive awards of or relating to more than 300,000 shares of Common Stock in the aggregate in any fiscal year of the Corporation. Awards may be made to a director of the Corporation who is not also a member of the Committee, provided that the director is also an employee. In determining the key employees to whom awards shall be granted and the number to be covered by each award, the Committee shall take into account the nature of the services rendered by such employees, their present and potential contributions to the success of the Corporation and its Subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant.

        As used herein, the term "Subsidiary" shall mean any present or future corporation, partnership or joint venture in which the Corporation owns, directly or indirectly, 40% or more of the economic interests. Notwithstanding the foregoing, only employees of the Corporation and any present or future corporation which is or may be a "subsidiary corporation" of the Corporation (as such term is defined in Section 424 (f) of the Code) shall be eligible to receive Incentive Stock Options.


                                      ARTICLE 5.

                                    STOCK OPTIONS


        5.1     Grant of Options.  Options may be granted under the plan for the
                -----------------
purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

        5.2     Designation as Non-qualified Stock Option or Incentive Stock
                ------------------------------------------------------------
Option.  In connection with any grants of Options, the Committee shall designate
-------
in the written agreement required pursuant to Article 10 hereof whether the Options granted shall be Incentive Stock Options or Non-qualified Stock Options, or in the case both are granted, the number of shares of each.

        5.3     Option price.  The purchase price per share under each Option
                -------------
shall be specified by the Committee, but in no event shall it be less than the greater of 100% of the Market Price on the date the Option is granted or the par value of the Common Stock ($.01). In the case of an Incentive Stock Option granted to an employee owning (actually or constructively under Section 424(d) of the Code), more than 10% of the total combined voting power of all classes of stock of the Corporation or of a subsidiary (a "10% Stockholder"), the option price shall not be less than 110% of the Market Price of the Common Stock on the date of grant.

        The Market Price of the Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through NASDAQ National Market System, the Market Price on any day shall be, in the sole discretion of the Committee, either (x) the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day or (y) the closing price reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted in the NASDAQ inter-dealer quotation system, the Market Price on any day shall be the average of the representative bid and asked prices at the close of business for such day; or (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Market Price on any day shall be the average of the high bid and low asked prices reported by the National Quotation Bureau, Inc. for such day.

	In no event shall the Market Price of a share of Common Stock subject to an Incentive Stock Option be less than the fair market value as determined for purposes of Section 422(b)(4) of the Code.

        5.4     Limitation on Amount of Incentive Stock Options.  In the case
                ------------------------------------------------
of Incentive Stock Options, the aggregate Market Price (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Corporation and any Subsidiary) shall not exceed $100,000.

        5.5     Limitation on Time of Grant.  No grant of an Incentive Stock
                ----------------------------
Option shall be made under the Plan more than ten (10) years after the date the Plan is approved by stockholders of the Corporation.

        5.6     Vesting, Exercise and Payment.  Options may be exercised in
                ------------------------------
whole or in part after it has vested and become exercisable at any time and from time to time over a period commencing on or after the date the Option is granted and ending upon expiration or termination of the Option, as the Committee shall determine and set forth in the written agreement pursuant to
Article 10. Common Stock purchased upon the exercise of Options shall be paid for at the time of purchase. Such payments shall be made in cash or, in the discretion of the Committee, (i) through the delivery of shares of Common Stock already owned by the optionee, (ii) having the Corporation withhold from shares of Common Stock otherwise deliverable to the optionee, (iii) such other method as determined by the Committee in its sole discretion and (iv) a combination of any of the foregoing, in accordance with procedures to be established by the Committee. Any shares so delivered shall be valued at their Market Price on the date of exercise. Upon receipt of notice of exercise and payment in accordance with procedures to be established by the Committee, the Corporation or its agent shall deliver to the person exercising the Option (or his or her designee) a certificate for such shares.

        5.7     Term.  The term of each Option granted hereunder shall be
                -----
determined by the Committee; provided, however, that, notwithstanding any other provision of the Plan, in no event shall an Incentive Stock Option be exercisable after ten (10) years from the date it is granted, or in the case of an Incentive Stock Option granted to a 10% Stockholder, five (5) years from the date it is granted.

        5.8     Rights as a Stockholder.  A recipient of Options shall have no
                ------------------------
rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to such recipient representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.

        5.9     General Restrictions.  Each Option granted under the Plan shall
                ---------------------
be subject to the requirement that, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares issuable or transferable upon the exercise thereof upon any securities exchange or under any state of federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue, transfer, or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Board or the Committee may, in connection with the granting of any Option, require the individual to whom the Option is to be granted to enter into an agreement with the Corporation stating that as a condition precedent to each exercise of the Option, in whole or in part, such individual shall if then required by the Corporation represent to the Corporation in writing that such exercise is for investment only and not with a view to distribution, and also setting forth such other terms and conditions as the Board or the Committee may prescribe.

                                     ARTICLE 6.

                              NONTRANSFERABILITY OF OPTIONS


        No Options may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option shall be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised by the recipient only during his or her lifetime, or following his or her death pursuant to Section 7.3 hereof.

        Notwithstanding anything to the contrary in the preceding paragraph, the Committee may, in its sole discretion, cause the written agreement relating to any Non-qualified Stock Options granted hereunder to provide that the recipient of such Non-qualified Stock Options may transfer any of such Non-qualified Stock Options other than by will or the laws of descent and distribution in any manner authorized under applicable law; provided, however, that in no event may the Committee permit any transfers which would cause this Plan to fail to satisfy the applicable requirements of Rule 16b-3 under the Act, or would cause any recipient of awards hereunder to fail to be entitled to the benefits Rule 16b-3 or other exemptive rules under Section 16 of the Act or be subject to liability thereunder.


                                 ARTICLE 7.

 EFFECT OF TERMINATION OF EMPLOYMENT, DISABILITY, DEATH OR CHANGE IN CONTROL


        7.1     General Rule.  In the event the employment of a recipient
                -------------
terminates for any reason (other than death or Disability), the Options granted to such recipient and which are exercisable as of the date of termination of employment may be so exercised within three (3) months after termination of employment , or such longer period as the Committee may determine and shall then terminate; provided, however, that in no event may such Options be exercised after their expiration date as established in accordance with the provisions of this Plan. All Options which are not exercisable as of the date of the recipient's termination of employment shall terminate as of such date.

        Options shall not be affected by any change of employment so long as the recipient continues to be employed by either the Corporation or a Subsidiary. The Committee may, in its sole discretion, cause any to be forfeited upon an employee's termination of employment if the employee was terminated for one (or more) of the following reasons: (i) the employee's conviction, or plea of guilty or nolo contendere to the commission of a felony, (ii) the employee's commission of any fraud, misappropriation or misconduct which causes demonstrable injury to the Corporation or a Subsidiary, (iii) an act of dishonesty by the employee resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Corporation or a Subsidiary, or (iv) any breach of the employee's fiduciary duties to the Corporation as an employee or officer. It shall be within the sole discretion of the Committee to determine whether the employee's termination was for one of the foregoing reasons, and the decision of the committee shall be final and conclusive.

        7.2     Disability. Except as expressly provided otherwise in the
                -----------
written agreement relating to any Option granted under the Plan, in the event of the Disability of a recipient of Options, the Options which are held by such recipient on the date of such Disability, whether or not otherwise exercisable on such date, shall be exercisable at any time until the expiration date of the Options; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of such Disability (or within one
(1) year in the case of an employee who is "disabled" within the meaning of
Section 22(e)(3) of the code).

        "Disability" shall mean any termination of employment with the Corporation or a Subsidiary because of a long-term or total disability, as determined by the Committee in its sole discretion.

        7.3     Death.  In the event of the death of a recipient of Options
                ------
while an employee of the Corporation or any subsidiary, Options which are held by such employee at the date of death, whether or not otherwise exercisable on the date of death, shall be exercisable by the beneficiary designated by the employee for such purpose (the "Designated Beneficiary") or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease the employee, by the employee's personal representatives, heirs, or legatees at any time within three (3) years from the date of death (subject to limitation in Section 5.7 hereof), at which time such Options shall terminate; provided, however, that any Incentive Stock Option of such recipient shall no longer be treated as an Incentive Stock Option unless exercised within three (3) months of the date of the recipient's death.

        In the event of the death of a recipient of Options following a termination of employment due to Disability, if such death occurs before the Options are exercised, the Options which are held by such recipient in the date of termination of employment, whether or not exercisable on such date, shall be exercisable by such recipient's Designated Beneficiary, or if no Designated Beneficiary shall be appointed or if the Designated Beneficiary shall predecease such recipient, by such recipient's personal representatives, heirs or legatees to the same extent such Options were exercisable by the recipient following such termination of employment.

        7.4     Change in Control.  If so determined by the Committee at the
                ------------------
time of grant, any Options may provide that they shall become immediately exercisable with respect to all of the shares subject to such Options: (a) except as described in clause (c) below, immediately after the first date on which less than 25% of the outstanding Common Stock in the aggregate is beneficially owned (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by Andrew M. Saul and Joseph E. Saul, members of their immediate families and one or more trusts established for the benefit of such individuals or members (the "Sauls"), (b) immediately prior to (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) the sale of the Corporation substantially as an entirety (whether by sale of stock, sale of assets, merger, consolidation, or otherwise), (c) immediately prior to the expiration of (and in such manner as to enable the shares acquired on exercise to participate, in the same manner as other outstanding shares, in) any tender offer or exchange offer for shares of Common Stock of the Corporation, (A) in which all holders of Common Stock are entitled to participate, and (B) in connection with which the Sauls have agreed (or have announced their intent) to sell such a number of shares of Common Stock as will result in the Sauls beneficially owning less than 25% of the outstanding shares of Common Stock in the aggregate and (d) immediately after the first date on which twenty percent (20%) or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by management in the most recent proxy statement of the Corporation (each, a "Change in Control"). Each Option containing the foregoing provision shall also contain appropriate provisions for notice by the Corporation so as to permit the recipient to obtain the benefit of the foregoing provision.

                	          ARTICLE  8.

                     ADJUSTMENT UPON CHANGES IN CAPITALIZATION


        Notwithstanding any other provision of the Plan, the Committee may:
(i) at any time, make or provide for such adjustments to the Plan or to the number and class of shares available thereunder or (ii) at the time of grant of any Options, provide for such adjustments to such Options, in each case, as the Committee shall deem appropriate to prevent dilution or enlargement of rights, including, without limitation, adjustments in the event of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, spin-offs, reorganizations, liquidations and the like.



                                  ARTICLE  9.

                           AMENDMENT AND TERMINATION


        The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) materially increase the benefits accruing to employees under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Corporation's stockholders, except that any such increase or modifications that may result from adjustments authorized by Article 8 hereof shall not require stockholder approval. Any repricing of any grants under the Plan shall be subject to stockholder approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification, or amendment of the Plan may, without the consent of the employee to whom an award shall theretofore have been granted, adversely affect the rights of such employee under such award.



                                  ARTICLE  10.

                               WRITTEN AGREEMENT


        Each award of Options shall be evidenced by a written agreement containing such restrictions, terms and conditions, if any, as the Committee may require. In the Event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                   ARTICLE  11.

                            MISCELLANEOUS PROVISIONS


        11.1    Tax Withholding.  The Corporation shall have the right to
                ----------------
require employees or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy Federal, state and local withholding requirements, or to deduct from all payments under the Plan, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an employee in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state and local withholding tax requirements. The Corporation may, in its sole discretion, permit an employee to satisfy his or her tax withholding obligation either by (i) surrendering shares owned by the employee or (ii) having the Corporation withhold from shares otherwise deliverable to the employee. Shares surrendered or withheld shall be valued at their Market Price as of the date on which income is required to be recognized for income tax purposes.

        11.2    Compliance With Section 16(b).  In the case of employees who are
                ------------------------------
or may be subject to Section 16 of the Act, it is the intent of the Corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to employees who are or may be subject to Section 16 of the Act.

        11.3    Successors.  The obligations of the Corporation under the Plan
                -----------
shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to all or substantially all or the assets and business of the Corporation. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction and subject to Article 9 hereof, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

        11.4    General Creditor Status.  Employees shall have no right, title,
                ------------------------
or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any employee or beneficiary or legal representative of such employee. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such funds except as expressly set forth in the Plan.

        11.5    No Right to Employment.  Nothing in the Plan or in any written
                -----------------------
agreement entered into pursuant to the Article 10 hereof, nor the grant of any awards, shall confer upon any employee any right to continue in the employ of the Corporation or a Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Corporation or a Subsidiary to modify the terms of or terminate such employee's employment at any time.

        11.6    Other Plans.  [Reserved]
                ------------

        11.7    Notices.  Notices required or permitted to be made under the
                --------
Plan shall be sufficiently made if personally delivered to the employee or sent by regular mail addressed (a) to the employee at the employee's address as set forth in the books and records of the Corporation or its subsidiaries, or (b) to the Corporation or the Committee as the principal office of the Corporation clearly marked "Attention: Plan Administration Committee."

        11.8    Severability.  In the event that any provision in the Plan shall
                -------------
be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall not be construed and enforced as if the illegal or invalid provision had not been included.

        11.9    Governing Law. To the extent not preempted by Federal law, the
                --------------
Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

PROXY                                                                   PROXY

                                CACHE, INC.
              ANNUAL MEETING OF SHAREHOLDERS NOVEMBER 11, 2003
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

	The undersigned hereby appoints Brian Woolf and Thomas E. Reinckens, and each of them, with full power of substitution, Proxies of the undersigned to vote all shares of Common Stock of Cache, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on November 11, 2003 and all adjournments thereof, with all the powers the undersigned would posses if personally present, and particularly, without limiting the generality of the foregoing, to vote and act as follows:

1. Election of six directors of the Company.
   / / FOR all nominees listed below          / / WITHOUT AUTHORITY to vote
       (except as marked to the                   for all nominees listed below
        contrary below)

   Andrew M. Saul, Joseph E. Saul, Brian Woolf, Thomas E. Reinckens, Arthur S. Mintz, Morton J. Schrader.

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.)

   ----------------------------------------------------------------------------

2. To approve the Company's 2003 Stock Option and Performance Incentive Plan.

   / / FOR                      / / AGAINST                  / / ABSTAIN

3. Ratification of the appointment of KPMG, LLP as the Company's independent auditors for the fiscal year ending December 27, 2003.

   / / FOR                      / / AGAINST                  / / ABSTAIN

                     CONTINUED AND BE SGINED ON REVERSE

4. In their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROX WILL BE VOTED "FOR" THE ELECTION OF EACH DIRCTOR NAMED HEREIN AND "FOR" ITEM 2 AND 3.

                                       DATED ________________________. 2003
                                               (please fill in date)

                                       NOTE: Please sign as name appears.
                                             Join owners should each sign.

                                       ____________________________________
                                       Signature of Shareholder

                                       ____________________________________
                                       Signature of Shareholder

                                       When Signing as Attorney, Executor,
                                       Administrator, Trustee or Guardian,
                                       please give full title as such.  If
                                       signer is a corporation, please sign
                                       with the full corporation name by
                                       duly authorized officer of officers.